Exhibit 99.2

B. Riley Financial Announces Proposed Public Offering of Common Stock

LOS ANGELES, July 25, 2023 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”), a diversified financial services platform, today announced it has commenced an underwritten public offering of $100 million of its common stock (the “Offering”), subject to market and certain other conditions.

The Company expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the Offering. Co-Chief Executive Officers Bryant R. Riley and Tom Kelleher have indicated an interest to purchase, in the aggregate, up to $4.5 million of shares of common stock in this Offering at the public offering price. Certain of the Company’s officers, directors, and employees have also indicated an interest in participating in this Offering.

B. Riley Securities is acting as sole book-running manager for the offering.

The Company expects to use the net proceeds of this offering for general corporate purposes, including funding future acquisitions and investments, repaying and/or refinancing indebtedness, making loans and/or providing guaranty or backstop commitments to clients in the ordinary course of business, making capital expenditures and funding working capital. Pending such use, the Company may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended. A registration statement was previously filed by the Company with the SEC and became effective upon filing on January 28, 2021, and a preliminary prospectus supplement was filed on July 25, 2023. The offering will only be made by means of a prospectus.

Copies of the preliminary prospectus supplement and the accompanying base prospectus may be obtained on the SEC’s website at www.sec.gov, or by contacting B. Riley Securities by telephone at (703) 312-9580, or by emailing prospectuses@brileyfin.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About B. Riley Financial

B. Riley Financial is a diversified financial services platform that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates.

www.brileyfin.com | NASDAQ: RILY

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding timing and size of the proposed public offering and the intended use of net proceeds. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s 2022 Annual Report on Form 10-K under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable)and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

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Contacts

Investors	Media
Mike Frank	Jo Anne McCusker
ir@brileyfin.com	jmccusker@brileyfin.com
(212) 409-2424	(646) 885-5425

Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY